Exhibit 99 - h(iv)

                         EXPENSE LIMITATION AGREEMENT



     THIS EXPENSE LIMITATION AGREEMENT is made as of the 28th day of March, 2001 by and between DEUTSCHE INVESTORS FUNDS, INC., a Maryland corporation (the " Fund") on behalf of GLOBAL BIOTECHNOLOGY FUND and INVESTMENT COMPANY CAPITAL CORP., a Maryland corporation ("ICCC" or the "Advisor"), with respect to the following:


     WHEREAS, the Advisor serves as the Fund's investment advisor pursuant to an Investment Advisory Agreement dated March 28, 2001; and


     WHEREAS, the Advisor has voluntarily agreed to waive its fees and reimburse expenses so that the Fund's total annual operating expenses do not exceed 1.50% of the Class A Shares' average daily net assets, 2.25% of the Class B Shares' average daily net assets, 2.25% of the Class C Shares' average daily net assets and 1.25% of the Institutional Shares' average daily net assets; and

     WHEREAS, the Fund and the Advisor desire to formalize this voluntary fee waiver and expense reimbursement arrangement for the period beginning on March 30, 2001 and ending on March 31, 2002.


     NOW THERETOFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:


     1. The Advisor agrees to waive its fees and reimburse expenses for the period from March 30, 2001 and ending on March 31, 2002 to the extent necessary so that the Fund's total annual operating expenses do not exceed 1.50% of the Class A Shares' average daily net assets, 2.25% of the Class B Shares' average daily net assets, 2.25% of the Class C Shares' average daily net assets and 1.25% of the Institutional Shares' average daily net assets.


     2. Upon the termination of the Investment Advisory Agreement, this Agreement shall automatically terminate.


     3. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940 as amended (the "1940 Act") shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Maryland.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.



[SEAL]



                                    DEUTSCHE INVESTORS FUNDS, INC.



Attest:/s/Savonne Ferguson          /s/Amy M. Olmert
       -------------------          ----------------

Name: Savonne Ferguson              By: Amy M. Olmert

                                    Title: Secretary



                                    INVESTMENT COMPANY

                                    CAPITAL CORP.



Attest:/s/Savonne Ferguson          /s/Richard T. Hale
       -------------------          ------------------

Name: Savonne Ferguson              By: Richard T. Hale

                                    Title: President

                          EXPENSE LIMITATION AGREEMENT



     THIS EXPENSE LIMITATION AGREEMENT is made as of the 28th day of March, 2001 by and between DEUTSCHE INVESTORS FUNDS, INC., a Maryland corporation (the " Fund") on behalf of GLOBAL FINANCIAL SERVICES FUND and INVESTMENT COMPANY CAPITAL CORP., a Maryland corporation ("ICCC" or the "Advisor"), with respect to the following:


     WHEREAS, the Advisor serves as the Fund's investment advisor pursuant to an Investment Advisory Agreement dated March 28, 2001; and


     WHEREAS, the Advisor has voluntarily agreed to waive its fees and reimburse expenses so that the Fund's total annual operating expenses do not exceed 1.40% of the Class A Shares' average daily net assets, 2.15% of the Class B Shares' average daily net assets, 2.15% of the Class C Shares' average daily net assets and 1.15% of the Institutional Shares' average daily net assets; and

     WHEREAS, the Fund and the Advisor desire to formalize this voluntary fee waiver and expense reimbursement arrangement for the period beginning on March 30, 2001 and ending on March 31, 2002.


     NOW THERETOFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:


     1. The Advisor agrees to waive its fees and reimburse expenses for the period from March 30, 2001 and ending on March 31, 2002 to the extent necessary so that the Fund's total annual operating expenses do not exceed 1.40% of the Class A Shares' average daily net assets, 2.15% of the Class B Shares' average daily net assets, 2.15% of the Class C Shares' average daily net assets and 1.15% of the Institutional Shares' average daily net assets.

     2. Upon the termination of the Investment Advisory Agreement, this Agreement shall automatically terminate.


     3. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940 as amended (the "1940 Act") shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Maryland.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.



[SEAL]



                                    DEUTSCHE INVESTORS FUNDS, INC.



Attest:/s/Savonne Ferguson          /s/Amy M. Olmert
       -------------------          ----------------

Name: Savonne Ferguson              By: Amy M. Olmert

                                    Title: Secretary



                                    INVESTMENT COMPANY

                                    CAPITAL CORP.



Attest:/s/Savonne Ferguson          /s/Richard T. Hale
       -------------------          ------------------

Name: Savonne Ferguson              By: Richard T. Hale

                                    Title: President

                          EXPENSE LIMITATION AGREEMENT



     THIS EXPENSE LIMITATION AGREEMENT is made as of the 28th day of March, 2001 by and between DEUTSCHE INVESTORS FUNDS, INC., a Maryland corporation (the " Fund") on behalf of GLOBAL TECHNOLOGY FUND and INVESTMENT COMPANY CAPITAL CORP., a Maryland corporation ("ICCC" or the "Advisor"), with respect to the following:


     WHEREAS, the Advisor serves as the Fund's investment advisor pursuant to an Investment Advisory Agreement dated March 28, 2001; and


     WHEREAS, the Advisor has voluntarily agreed to waive its fees and reimburse expenses so that the Fund's total annual operating expenses do not exceed 1.50% of the Class A Shares' average daily net assets, 2.25% of the Class B Shares' average daily net assets, 2.25% of the Class C Shares' average daily net assets and 1.25% of the Institutional Shares' average daily net assets; and

     WHEREAS, the Fund and the Advisor desire to formalize this voluntary fee waiver and expense reimbursement arrangement for the period beginning on March 30, 2001 and ending on March 31, 2002.


     NOW THERETOFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:


     1. The Advisor agrees to waive its fees and reimburse expenses for the period from March 30, 2001 and ending on March 31, 2002 to the extent necessary so that the Fund's total annual operating expenses do not exceed 1.50% of the Class A Shares' average daily net assets, 2.25% of the Class B Shares' average daily net assets, 2.25% of the Class C Shares' average daily net assets and 1.25% of the Institutional Shares' average daily net assets.

     2. Upon the termination of the Investment Advisory Agreement, this Agreement shall automatically terminate.


     3. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940 as amended (the "1940 Act") shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Maryland.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.



[SEAL]



                                    DEUTSCHE INVESTORS FUNDS, INC.



Attest:/s/Savonne Ferguson          /s/Amy M. Olmert
       -------------------          ----------------

Name: Savonne Ferguson              By: Amy M. Olmert

                                    Title: Secretary



                                    INVESTMENT COMPANY

                                    CAPITAL CORP.



Attest:/s/Savonne Ferguson          /s/Richard T. Hale
       -------------------          ------------------

Name: Savonne Ferguson              By: Richard T. Hale

                                    Title: President